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                                                                   Exhibit 23.1

                                                                  (202) 274-2000

February 10, 1998

The Board of Trustees
Lockport Savings Bank
6950 South Transit Road, P.O. Box 514
Lockport, New York 14095-0514

               RE:   NIAGARA BANCORP, INC.
                     COMMON STOCK PAR VALUE $.01 PER SHARE
                     -------------------------------------

Ladies and Gentlemen:

     We hereby consent to the filing of this firm's tax opinion and its opinion as to the legality of the issuance of the shares pursuant to the Prospectus, as exhibits to the Registration Statement on Form S-1, No. 333-42977, and we hereby consent to the summarization of our tax opinion in the Prospectus, and we hereby consent to our firm being referenced under the caption "Legal and Tax Matters" in the Prospectus.

                           Very truly yours,


                           /s/ Luse Lehman Gorman Pomerenk & Schick
                           ------------------------------------------------
                           LUSE LEHMAN GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION